Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of the Columbus Properties for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the Revenues and Certain Direct Operating Expenses described in Note 1 to the financial statement of the Columbus Properties for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Columbus Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Chicago, Illinois

November 12, 2014

Columbus Properties

Statements of Revenue and Certain Direct Operating Expenses

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(unaudited)
Rental Revenue	$2,524,711	$5,049,424
Expense recoveries	1,361,981	2,336,275
Total revenue	3,886,692	7,385,699
Operating Expenses	(1,364,070)	(2,340,961)
Revenues in Excess of Operating Expenses	$2,522,622	$5,044,738

See accompanying notes.

Columbus Properties

Notes to Statements of Revenue and Certain Direct Operating Expenses

1. Business

On September 30, 2014, Physicians Realty Trust (the “Company”) through subsidiaries of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), closed on an agreement to acquire the Mark H. Zangmeister Center located in Columbus, Ohio, Berger Medical Center located in Orient, Ohio, a medical office building located in Columbus Ohio and a medical office building located in Westerville, Ohio (collectively known as the Columbus Properties) from multiple third party owners under common control.

The Columbus Properties are leased to tenants under separate long-term operating leases for each property, where the landlord is responsible for operating expenses and the tenants reimburse the landlord for their share of operating expenses.

The accompanying statements of revenues and certain direct operating expenses have been prepared in accordance with S-X promulgated under the Securities Act of 1933, as amended (“Rule 3-14”). Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the properties, have been excluded. Such items include depreciation, amortization, interest expense, amortization of above and below market leases, and income taxes. The accompanying unaudited statement of revenues and certain direct operating expenses for the six months ended June 30, 2014 reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the period pursuant to the instructions to Rule 3-14.

2. Summary of Significant Accounting Policies

Use of Estimates - Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

Revenue Recognition - The Tenant’s leases are accounted for as operating leases. Rental income is recognized on a monthly basis at the amounts due under the terms of each lease, adjusted to reflect a straight-line impact for specified increases in rent amounts, which are included in the leases.

3. Tenant Leases

The Company assumed all of the non-cancellable operating leases with the tenants that occupy the Columbus Properties. The leases are subject to fixed escalators over and through the end of the lease term. The leases have remaining lease terms from 2015 through 2027 and contain extension options.

Future minimum annual base rents, exclusive operating expense reimbursements, to be collected under the leases as of July 1, 2014 are as follows:

Year Ending December 31	Amount
2014	$2,410,533
2015	4,829,697
2016	4,932,454
2017	4,939,741
2018	5,091,098
Thereafter	23,778,020
Total	$45,981,543

4. Ground Leases

Certain of the properties are subject to non-cancellable operating ground leases, which the Company assumed. The lease payments are based upon (i) a fixed payment schedule, subject to periodic escalators (every five years) based upon a percentage of the changes in the Consumer Price Index and their share of certain operating costs incurred by the landlord, (ii) their share of operating costs incurred by the landlord or (iii) a fixed percentage (15%) of operating cash flows from the property, as defined, through the end of the lease term. The leases have remaining lease terms from 2056 through 2058 and contain extension options from 25 years to 50 years. The current minimum annual required lease payments under the ground leases are $111,986. Total lease expenses incurred for the six months ended June 30, 2014 and for the year ended December 31, 2013 totaled $248,470 and $193,682, respectively, and is included in operating expenses.

One of the properties is subject to a perpetual easement agreement to access the property. Under the agreement the property is required to pay the adjacent property owner for its share of certain operating costs. Total easement expenses incurred for the six months ended June 30, 2014 and for the year ended December 31, 2013 totaled $17,082 and $24,094, respectively, and is included in operating expenses.

5. Related Party Transactions

The Columbus Properties were managed by an affiliate through common ownership. The affiliate received a specified base fee and was reimbursed for costs (primarily salaries) incurred on behalf of the Columbus Properties. Total base fees and reimbursed costs incurred for the six months ended June 30, 2014 and for the year ended December 31, 2013 totaled $114,117 and $236,944, respectively, and are included in operating expenses.

6. Subsequent Events

Subsequent events were evaluated through November 12, 2014, the date the financial statements were available to be issued.